Exhibit 99.1

Constant Contact Announces Fourth Quarter and

Full Year 2013 Financial Results

Q4 revenue of $74.9 million and adjusted EBITDA margin of 19.8%

FY 2013 revenue grew more than 13%; adjusted EBITDA of $46m up 26% compared to FY 2012

WALTHAM, MA – January 30, 2014 – Constant Contact®, Inc. (Nasdaq: CTCT), which helps more than half a million small organizations create and grow relationships with their customers through a suite of online marketing tools, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2013.

“2013 was a successful year for Constant Contact on many fronts,” said Gail Goodman, chief executive officer of Constant Contact. “We made significant strides in building out our team, enhancing and integrating our products, and focusing on consistently good execution. Our efforts produced solid financial results. We did all of this while maintaining focus on our ultimate goal – to revolutionize the success formula for millions of small businesses.”

“Looking ahead to 2014, we expect small businesses to begin to rely on integrated cross-channel marketing campaigns to connect more effectively with their existing customers and to find new customers,” continued Goodman. “Our platform of marketing tools supported by common, unified contact management provides businesses with an effective product suite to reach and engage with current and prospective customers. We will continue to leverage our strong brand and market leadership to deliver success to small businesses and nonprofits and capitalize on the large and growing market opportunity.”

Fourth Quarter 2013 Financial Metrics

•	Revenue was $74.9 million, an increase of 13.0% compared to revenue of $66.3 million for the comparable period in 2012.

•	Gross margin was 72.4%, compared to 71.7% for the comparable period in 2012.

•	Adjusted EBITDA was $14.8 million, compared to adjusted EBITDA of $10.2 million for the comparable period in 2012. Adjusted EBITDA margin was 19.8%, compared to 15.3% for the comparable period in 2012.

•	GAAP net income was $4.5 million, or $0.14 per diluted share, compared to GAAP net income of $6.2 million, or $0.20 per diluted share, for the fourth quarter of 2012. GAAP net income and GAAP net income per share for 2012 included a $6.1 million non-cash benefit, or $0.20 per diluted share, from a change to the fair value of a contingent consideration liability associated with the acquisition of SinglePlatform.

•	Non-GAAP net income was $9.5 million, compared to non-GAAP net income of $5.1 million for the fourth quarter of 2012. Non-GAAP net income per diluted share was $0.30 per share, compared to $0.17 per share for the fourth quarter of 2012. Non-GAAP net income and non-GAAP net income per share for 2012 excluded a $6.1 million non-cash benefit, or $0.20 per diluted share, from a change to the fair value of a contingent consideration liability associated with the acquisition of SinglePlatform.

•	Cash flow from operations was $13.0 million, compared to $11.6 million for the fourth quarter of 2012.

•	Capital expenditures were $4.8 million, compared to $6.8 million for the fourth quarter of 2012.

•	Free cash flow was $8.2 million, compared to $4.8 million for the fourth quarter of 2012.

•	The company had $123.2 million in cash, cash equivalents and marketable securities at December 31, 2013, compared to $107.2 million at September 30, 2013.

Full Year 2013 Financial Metrics

•	Revenue was $285.4 million, an increase of 13.2% compared to $252.2 million for 2012.

•	Gross margin was 71.4%, compared to 70.8% for 2012.

•	Adjusted EBITDA was $46.0 million compared to adjusted EBITDA of $36.6 million for 2012. Adjusted EBITDA margin for 2013 was 16.1% compared to 14.5% for 2012.

•	GAAP net income was $7.2 million for 2013, compared to GAAP net income of $12.6 million. GAAP net income per diluted share was $0.23, based on diluted weighted average shares outstanding of 31.4 million, compared to GAAP net income of $0.41 per diluted share for 2012, based on diluted weighted average shares outstanding of 31.0 million. GAAP net income and net income per share for 2012 included a $12.2 million, or $0.39 per diluted share, non-cash benefit from a change to the fair value of a contingent consideration liability associated with the acquisition of SinglePlatform.

•	Non-GAAP net income was $23.6 million for 2013, compared to $17.5 million for 2012. Non-GAAP net income per diluted share was $0.75, based on diluted weighted average shares outstanding of 31.4 million, compared to non-GAAP net income of $0.56 per diluted share for 2012, based on diluted weighted average shares outstanding of 31.0 million. Non-GAAP net income and non-GAAP net income per share for 2012 excluded a $12.2 million, or $0.39 per diluted share, non-cash benefit from a change to the fair value of a contingent consideration liability associated with the acquisition of SinglePlatform.

•	Cash flow from operations was $43.1 million for the full year of 2013 compared to $38.7 million in 2012.

•	Capital expenditures were $18.9 million for the full year of 2013 compared to $21.9 million in 2012.

•	Free cash flow was $24.2 million for the full year of 2013, compared to $16.8 million in 2012.

Operating Metrics

•	Added 50,000 gross new unique customers in the fourth quarter compared to 45,000 in the fourth quarter of 2012 and 45,000 in the third quarter of 2013. (*)

•	Ended the fourth quarter with 595,000 unique customers, an increase from 555,000 unique customers at the end of the fourth quarter of 2012 and 585,000 unique customers at the end of the third quarter of 2013. (*)

•	Consistent with prior calculations (excluding the 10,000 SinglePlatform customers at the time of the acquisition), average monthly revenue per unique customer (ARPU) in the fourth quarter was $43.06. This is up from $41.12 in the comparable period in 2012, and $42.13 in the third quarter of 2013.

•	ARPU including the 10,000 SinglePlatform customers at the time of the acquisition was $42.33 in the fourth quarter. For comparison, including these customers in the calculation, ARPU would have been $40.36 in the fourth quarter of 2012 and $41.40 in the third quarter of 2013. In the future, ARPU will be reported inclusive of these customers.

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the fourth quarter.

(*)	Figures are rounded to nearest 5,000.

Other Recent Highlights

•	Introduced Digital Coupons, a trackable and customizable digital coupon that when coupled with deals from SaveLocal gives small businesses the ability to offer discount types mapped to their particular goals and objectives from one integrated resource.

•	Partnered with BigStock, a leading provider of stock images, to provide small businesses with integrated, seamless access to more than 15 million high-quality photographs and illustrations to create visually compelling online marketing campaigns.

•	Released an enhanced CardStar® app with new features and integrations for its more than four million worldwide consumers. New features include location-based services, better management of loyalty cards, shopping lists and local offers to provide consumers with a one-stop shopping app.

•	Announced the launch of the Small Business Innovation Loft (SMB InnoLoft), a new small business accelerator innovation program designed to support entrepreneurs as they develop and launch products, features and services that solve problems for small businesses. Startups selected for the program will reside at a new SMB InnoLoft space at Constant Contact’s Massachusetts headquarters and will receive resources and mentorship to build their early-stage startups.

•	Under the company’s previously announced $20 million share repurchase program, which terminated on December 31, 2013, the company repurchased a total of 285,900 shares of common stock at an average price of approximately $19 per share in 2013, for a total cost of approximately $5.4 million.

“We are pleased with our results for the fourth quarter and full year; we successfully delivered year-over-year improvements across all three of our growth levers — new customer additions, average revenue per user, and customer retention,” said Harpreet Grewal, chief financial officer of Constant Contact. “Our consistent execution and solid results throughout 2013 drove meaningful improvements in customer life-time value and lay a good foundation to re-accelerate revenue growth and drive further profitability expansion in 2014.”

Business Outlook

Based on information available as of January 30, 2014, Constant Contact is issuing guidance for the first quarter and full year 2014 as follows:

First Quarter 2014:

Current Guidance (1/30/2014)
Total revenue	$77.1 m - $77.5 m
Adjusted EBITDA margin	12.5% - 13.2%
Adjusted EBITDA	$9.6 m - $10.3 m
Stock-based compensation expense	~$3.6 m
GAAP net income	$0 - $400 thousand
GAAP net income per share	$0.00 - $0.01
Non-GAAP net income per share*	$0.10 - $0.12
Diluted weighted average shares outstanding	32.3 m

Full Year 2014:

	Prior Guidance (10/24/2013)	Current Guidance (1/30/2014)
Total revenue	More than 13% revenue growth	More than 13% revenue growth
Adjusted EBITDA margin	More than 200 basis points of annual Adjusted EBITDA margin expansion	~18%
Adjusted EBITDA	—	~$58 m
Stock-based compensation expense	—	~$15 m
GAAP net income	—	~$11 m
GAAP net income per share	—	~$0.34
Non-GAAP net income per share*	—	~$0.96
Diluted weighted average shares outstanding	—	32.7 m
Estimated effective tax rate	—	~40%
Estimated cash tax rate	—	~10%

*	Non-GAAP net income per share calculated using an estimated cash tax rate.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, estimated cash tax rate and free cash flow.

Adjusted EBITDA is a non-GAAP financial measure that is defined as GAAP net income (loss) before income taxes, interest and other income (expense), net, depreciation and amortization, stock-based compensation, litigation contingency accruals and contingent consideration adjustments. Adjusted EBITDA margin is a non-GAAP financial measure that is calculated by dividing adjusted EBITDA by revenue.

Non-GAAP net income is a non-GAAP financial measure that is defined as GAAP net income (loss) before the non-cash portion of income taxes, stock-based compensation expense, litigation contingency accruals and contingent consideration adjustments. Non-GAAP net income per share is a non-GAAP financial measure that is calculated by dividing non-GAAP net income (loss) by the weighted average shares outstanding.

Estimated cash tax rate is calculated by dividing estimated taxes to be paid by estimated full year income before taxes.

Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities.

Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

Other Financial Information

The results above and the financial tables below have been revised to correct a non-cash expense associated with income taxes, which was immaterial to the company’s prior financial statements. Previously reported income tax expense for the first quarter of 2013, the second quarter of 2013, and the third quarter of 2013 was increased $194 thousand, $181 thousand, and $106 thousand, respectively. Previously reported income tax expense for the three months ended December 31, 2012 and the year ended December 31, 2012 was increased $156 thousand and $190 thousand, respectively. The financial information in this press release reflects the revision, which will also be reported in the company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Conference Call Information

What:	Constant Contact fourth quarter and full year 2013 financial results conference call
When:	Thursday, January 30, 2014
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Webcast:	http://investor.constantcontact.com/ (live and replay)

Live and replay conference ID code: 29674274

The webcast will be archived on Constant Contact’s website for a period of three months.

About Constant Contact, Inc.

Constant Contact wrote the book on Engagement Marketing® – the new marketing success formula that helps small organizations create and grow customer relationships in today’s socially connected world. More than half a million small businesses, nonprofits and associations worldwide use the company’s online marketing tools to generate new customers, repeat business, and referrals through email marketing, social media marketing, event marketing, local deals, digital storefronts, and online surveys. Only Constant Contact offers the proven combination of affordable tools and free KnowHow®, including local seminars, personal coaching and award-winning product support. The company further supports small organizations through its extensive network of consultants/resellers, technology providers, franchises and national associations.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding small businesses’ increasing reliance on integrated cross-channel marketing campaigns, the effectiveness of the company’s product suite, the company’s strong brand and market leadership, the company’s large and growing market opportunity, accelerating revenue growth and profitability expansion in 2014 and the company’s financial guidance for the first quarter of 2014 and full year 2014. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products and integrate its products in an effective manner, adverse regulatory or legal developments, litigation risk and expense, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

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(CTCT-F)

Media Contact:

Erika Tower

Constant Contact

(781) 482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky

Constant Contact

(339) 222-5740

ir@constantcontact.com

Consolidated Condensed Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Revenue	$74,931	$66,298	$285,383	$252,154
Cost of revenue	20,652	18,792	81,616	73,547

Gross profit	54,279	47,506	203,767	178,607

Operating expenses:
Research and development	11,167	9,736	45,567	38,787
Sales and marketing	28,160	28,092	111,374	104,527
General and administrative	9,454	7,931	38,531	31,132
Acquisition costs and other related charges	—	(6,058)	—	(11,355)

Total operating expenses	48,781	39,701	195,472	163,091

Income from operations	5,498	7,805	8,295	15,516

Interest income and other income (expense), net	59	30	175	231

Income before income taxes	5,557	7,835	8,470	15,747

Income tax expense	(1,041)	(1,613)	(1,256)	(3,181)

Net income	$4,516	$6,222	$7,214	$12,566

Net income per share:
Basic	$0.15	$0.20	$0.23	$0.41
Diluted	$0.14	$0.20	$0.23	$0.41

Weighted average shares outstanding used in computing per share amounts:
Basic	30,901	30,526	30,730	30,386
Diluted	31,998	30,886	31,356	31,003

See Other Financial Information section related to revisions. Results reflect revised financial data for the three months ended December 31, 2012 and the year ended December 31, 2012.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net income	$4,516	$6,222	$7,214	$12,566

Income tax expense	1,041	1,613	1,256	3,181
Interest income and other (income) expense, net	(59)	(30)	(175)	(231)
Depreciation and amortization	5,753	4,990	22,191	19,003
Stock-based compensation expense	3,587	3,427	14,731	14,274
Litigation contingency accrual	—	—	820	—
Contingent consideration adjustment	—	(6,058)	—	(12,152)

Adjusted EBITDA	$14,838	$10,164	$46,037	$36,641

Divide by:
Revenue	$74,931	$66,298	$285,383	$252,154

Adjusted EBITDA margin	19.8%	15.3%	16.1%	14.5%

See Other Financial Information section related to revisions. Results reflect revised financial data for the three months ended December 31, 2012 and the year ended December 31, 2012.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net income	$4,516	$6,222	$7,214	$12,566

Non-cash portion of income tax expense	1,406	1,522	871	2,767
Stock-based compensation expense	3,587	3,427	14,731	14,274
Litigation contingency accrual	—	—	820	—
Contingent consideration adjustment	—	(6,058)	—	(12,152)

Non-GAAP net income	$9,509	$5,113	$23,636	$17,455

Non-GAAP net income per share: diluted	$0.30	$0.17	$0.75	$0.56

Weighted average shares outstanding used in computing per share amounts	31,998	30,886	31,356	31,003

See Other Financial Information section related to revisions. Results reflect revised financial data for the three months ended December 31, 2012 and the year ended December 31, 2012.

Calculation of Free Cash Flow (unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net cash provided by operating activities	$12,963	$11,617	$43,058	$38,697

Subtract:
Acquisition of property and equipment	4,757	6,846	18,891	21,922

Free cash flow	$8,206	$4,771	$24,167	$16,775

See Other Financial Information section related to revisions. Results reflect revised financial data for the three months ended December 31, 2012 and the year ended December 31, 2012.

Consolidated Condensed Statements of Cash Flows (unaudited)

(In thousands)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities
Net income	$7,214	$12,566
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,191	19,003
Amortization of premiums on investments	210	539
Stock-based compensation expense	14,731	14,274
Provision for bad debts	14	11
Deferred income taxes	885	2,738
Income tax benefit from the exercise of stock options	(123)	(84)
Contingent consideration adjustment	—	(12,152)
Taxes paid related to net share settlement of restricted stock units	(1,592)	(597)
Change in operating assets & liabilities, net of effects from acquisitions:
Accounts receivable	(102)	3
Prepaid expenses and other current assets	(2,454)	2,169
Other assets	762	(653)
Accounts payable	(1,384)	(787)
Accrued expenses	100	(1,398)
Deferred revenue	2,556	3,107
Other long-term liabilities	50	(42)

Net cash provided by operating activities	43,058	38,697

Cash flows from investing activities
Purchases of marketable securities	(30,739)	(40,254)
Proceeds from maturities of marketable securities	11,534	59,867
Proceeds from sales of marketable securities	4,000	44,600
Increase in restricted cash	(550)	—
Acquisition of businesses, net of cash acquired	—	(68,296)
Acquisition of property and equipment	(18,891)	(21,922)

Net cash used in investing activities	(34,646)	(26,005)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	10,447	4,356
Income tax benefit from the exercise of stock options	119	84
Proceeds from issuance of common stock pursuant to employee stock purchase plan	1,089	1,053
Repurchases of common stock	(5,366)	—

Net cash provided by financing activities	6,289	5,493

Effects of exchange rates on cash	2	1

Net increase in cash and cash equivalents	14,703	18,186
Cash and cash equivalents, beginning of period	67,775	49,589

Cash and cash equivalents, end of period	$82,478	$67,775

Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation	$482	$785
Fair value of contingent consideration in connection with acquisition included inaccrued expenses and other long-term liabilities	$—	$12,152

See Other Financial Information section related to revisions. Results reflect revised financial data for the year ended December 31, 2012.

Consolidated Condensed Balance Sheets (unaudited)

(In thousands)

	December 31, 2013	December 31, 2012

Assets
Current assets
Cash and cash equivalents	$82,478	$67,775
Marketable securities	40,723	25,732
Accounts receivable, net	180	92
Prepaid expenses and other current assets	9,175	6,513

Total current assets	132,556	100,112

Property and equipment, net	39,238	39,653
Restricted cash	1,300	750
Goodwill	95,505	95,505
Acquired intangible assets, net	4,355	6,758
Deferred tax assets	9,574	10,662
Other assets	2,345	3,107

Total assets	$284,873	$256,547

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,783	$8,167
Accrued expenses	10,903	10,803
Deferred revenue	35,256	32,700

Total current liabilities	52,942	51,670

Other long-term liabilities	2,060	2,010

Total liabilities	55,002	53,680

Stockholders’ Equity
Common stock	312	307
Additional paid-in capital	229,457	209,675
Accumulated other comprehensive income	14	11
Retained earnings (accumulated deficit)	88	(7,126)

Total stockholders’ equity	229,871	202,867

Total liabilities and stockholders’ equity	$284,873	$256,547

See Other Financial Information section related to revisions. Results reflect revised financial data for the year ended December 31, 2012.